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                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                               FORM 8-K


                             CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):
                             January 18, 2000


                    WESTIN HOTELS LIMITED PARTNERSHIP
          (Exact name of registrant as specified in its charter)


                                 DELAWARE
              (State or other jurisdiction of incorporation)


           0-15097                                  91-1328985
    ------------------------              -------------------------------
    (Commission File Number)              IRS Employer Identification No.


                        777 Westchester Avenue
                      White Plains, New York 10604
            (Address of principal executive offices) (zip code)


    Registrant's telephone number, including area code: 1-800-323-5888

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ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

         On January 18, 2000, The Westin St. Francis Limited Partnership entered into an agreement to sell the 1,192 room Westin St. Francis in San Francisco to BRE / St. Francis L.L.C. of New York for $243 million. The sale, which is subject to customary conditions including the consent of a majority of the limited partners of Westin Hotels Limited Partnership ("WHLP"), is anticipated to close in the second quarter of this year. WHLP is the sole limited partner of The Westin St. Francis Limited Partnership.

         In this document, WHLP has included certain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. This statement is for the express purpose of availing WHLP of the protections of such safe harbor with respect to all "forward looking statements". Factors that could cause actual results to differ materially from the WHLP's expectations include performance of hotel operations, financial performance, changes in local or national economic conditions, failure to meet conditions to the completion of the proposed sale, and other risks. These factors should be considered in evaluating the "forward looking statements" and undue reliance should not be placed on such statements.




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ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements - not applicable.

         (b)      Pro forma financial information - not applicable.

         (c)      Exhibits:

         10.1 Purchase and Sale Agreement, dated January 18, 2000, between WHLP and Blackstone.

         99.1 Press Release issued by WHLP, dated January 21, 2000 announcing an agreement to sell the Westin St. Francis.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:   February 1, 2000


                                        WESTIN HOTELS LIMITED PARTNERSHIP

                                        By:   Westin Realty Corp.,
                                              its General Partner


                                               By: /s/ Alan M. Schnaid
                                                   --------------------------
                                                    Alan M. Schnaid,
                                                    Vice President





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                                   EXHIBIT INDEX

10.1 Purchase and Sale Agreement, dated January 18, 2000, between WHLP and Blackstone.

99.1 Press Release issued by WHLP, dated January 21, 2000, announcing an agreement to sell the Westin St. Francis.